                                - CONFIDENTIAL -

                            SILVERBOIM HOLDINGS LTD.

                            DRAFT VALUATION ANALYSIS
                            -----

GIZA, SINGER, EVEN LTD.                                         JANUARY 25, 2005
--------------------------------------------------------------------------------

Translation from the Hebrew of a draft valuation analysis.

Please note that Silverboim regarded this draft analysis as deficient because it did not take into account certain expenses, loans and other liabilities and included certain inaccuracies (wrongly reflecting that Robomatix owned all of
Tadiran Telecom, among such inaccuracies). These deficiencies were never corrected and the analysis remained in draft form.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
AMENDED.

                                        2

                                     GENERAL

o    We have been requested by Silverboim Holdings Ltd. ("Silverboim" and/or the
     "Company") to prepare a valuation of the Company.

o    [Confidential treatment requested.]

o    Unless otherwise stated, all dollar figures have been translated into NIS at an exchange rate of NIS 4.5 per dollar and all euro figures have been translated into NIS at an exchange rate of NIS 5.8 per euro.

                                        3

                             SOURCES OF INFORMATION

o    In preparing our opinion we reviewed the following sources of information:

     o    Meetings with the managers of the Company and the managers of the principal held companies.

     o    Yearly and quarterly financial statements of the Company and the subsidiaries of the group.

     o    A business presentation of the Company.

     o    Prospectus of World Group Holdings Ltd. of November 2004.

     o    Prospectus of Satcom Systems Ltd. dated October 2004.

     o    Budget and income forecast of Satcom Systems Ltd.

     o    Additional data and clarifications received from the Company regarding its activities and the activities of the subsidiaries, per our requests.

     o    Various public information, including the Tel Aviv Stock Exchange internet site and other information obtainable over the world wide web.

                                        4

                            SILVERBOIM HOLDINGS LTD.

                                        5

                                 GROUP STRUCTURE

                           ---------------------------
                             Silverboim Holdings Ltd
                           ---------------------------

             :                   :                 :                 :
            60%                 70%               60%               45%
      ---------------     ---------------    ---------------   --------------
         Robomatix              SPL              Polgat         Mifras Amnat
      ---------------     ---------------    ---------------   --------------

    :                :                      :
   100%             100%                   65%
 ---------    -----------------   ----------------------
   KALFF       Tadiran Telecom     World Group Holdings
 ---------    -----------------   ----------------------

                                         :
               80%                      100%                   42%
     ----------------------   ------------------------   ----------------
      World Group Shipping     World Group Consulting     Satcom Systems
     ----------------------   ------------------------   ----------------

                                        6

                         VALUATION SUMMARY OF SILVERBOIM

                                        7

                            ECONOMIC VALUE SILVERBOIM



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                                                                                              NIS THOUSAND
------------------------------------------------------------------------------------------------------------------------------------

Shareholders equity "solo" for December 31, 2003                                   [Confidential treatment requested.]
------------------------------------------------------------------------------------------------------------------------------------
Increase to value for held companies                                               [Confidential treatment requested.]
------------------------------------------------------------------------------------------------------------------------------------
Total economic value prior to discount for holding companies                       [Confidential treatment requested.]
------------------------------------------------------------------------------------------------------------------------------------
Holding company discount ([Confidential treatment requested.])                     [Confidential treatment requested.]
------------------------------------------------------------------------------------------------------------------------------------
Total economic value in thousand NIS                                               [Confidential treatment requested.]
------------------------------------------------------------------------------------------------------------------------------------
Total economic value in thousand $                                                 [Confidential treatment requested.]
------------------------------------------------------------------------------------------------------------------------------------


                                        8

  CONCENTRATION OF THE VALUATION ESTIMATE OF THE HELD COMPANIES (THOUSAND NIS)



------------------------------------------------------------------------------------------------------------------------------------
                                ECONOMIC VALUE       SILVERBOIM'S SHARE IN VALUE
NAME OF COMPANY   HOLDING %          (100%)                   AFTER TAX*                   COST              ADDITION TO VALUE
------------------------------------------------------------------------------------------------------------------------------------

SPL                  70%     [Confidential treatment   [Confidential treatment   [Confidential treatment  [Confidential treatment
                                   requested.]               requested.]               requested.]              requested.]
------------------------------------------------------------------------------------------------------------------------------------
MIFRAS AMNAT         45%     [Confidential treatment   [Confidential treatment   [Confidential treatment  [Confidential treatment
                                   requested.]               requested.]               requested.]              requested.]
------------------------------------------------------------------------------------------------------------------------------------
POLGAT**             60%     [Confidential treatment   [Confidential treatment   [Confidential treatment  [Confidential treatment
                                   requested.]               requested.]               requested.]              requested.]
------------------------------------------------------------------------------------------------------------------------------------
ROBOMATIX            60%            150,789                    85,006                    26,869                   58,137
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                  [Confidential treatment   [Confidential treatment  [Confidential treatment
                                                             requested.]               requested.]              requested.]
------------------------------------------------------------------------------------------------------------------------------------


* - [Confidential treatment requested.]
** - See next slide regarding economic value calculations for holdings in Polgat

                                        9

             ECONOMIC VALUE POLGAT (IN ACCORDANCE WITH MARKET VALUE)



--------------------------------------------------------------------------------------------------------------
                                                                                THOUSAND US DOLLARS
--------------------------------------------------------------------------------------------------------------

Market value Polgat as of January 17, 2005 - millions of $*                             58.7
--------------------------------------------------------------------------------------------------------------
Value of Polgat in accordance with the transaction - millions of $                      48.0
--------------------------------------------------------------------------------------------------------------
Excess Value - millions $                                                               10.7
--------------------------------------------------------------------------------------------------------------
[Confidential treatment requested.]                                     [Confidential treatment requested.]
--------------------------------------------------------------------------------------------------------------
[Confidential treatment requested.]                                     [Confidential treatment requested.]
--------------------------------------------------------------------------------------------------------------
Silverboim's share - millions of $                                      [Confidential treatment requested.]
--------------------------------------------------------------------------------------------------------------
                                                                                    THOUSAND NIS
--------------------------------------------------------------------------------------------------------------
                                                                        [CONFIDENTIAL TREATMENT REQUESTED.]
--------------------------------------------------------------------------------------------------------------


* [Confidential treatment requested.]

                                       10

                            ECONOMIC VALUE ROBOMATIX

--------------------------------------------------------------------------------
                                                               NIS THOUSAND
--------------------------------------------------------------------------------
Shareholders equity "solo" for June 30, 2004                      28,872
--------------------------------------------------------------------------------
Increase to value for held companies                              121,917
--------------------------------------------------------------------------------
Total economic value                                              150,789
--------------------------------------------------------------------------------

                                       11

       ROBOMATIX CONCENTRATION OF VALUATION ESTIMATE OF THE HELD COMPANIES
                                 (THOUSAND NIS)



----------------------------------------------------------------------------------------------------------------------------------
                                              ROBOMATIX'S SHARE IN VALUE   COST IN BALANCE SHEET FOR
NAME OF COMPANY                 HOLDING %          AFTER TAX (20%)               JUNE 30, 2004            ADDITION TO VALUE
----------------------------------------------------------------------------------------------------------------------------------

KALFF                              100%                  39,510                       23,598                    15,912
----------------------------------------------------------------------------------------------------------------------------------
TADIRAN TELECOM                    100%                 125,803                         -                      125,803
----------------------------------------------------------------------------------------------------------------------------------
OTHER HOLDINGS                                           4,028                        16,091                   (12,068)
----------------------------------------------------------------------------------------------------------------------------------
THEORETICAL TAX CONSIDERING                                                                                     (7,729)
BALANCE OF LOSSES FOR TAX
PURPOSES
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                                          121,917
----------------------------------------------------------------------------------------------------------------------------------


                                       12

                         ECONOMIC VALUE TADIRAN TELECOM



------------------------------------------------------------------------------------------------
                                                                                  NIS THOUSAND
------------------------------------------------------------------------------------------------

Valuation Estimate Giza, Singer Even (1)                                             153,000
------------------------------------------------------------------------------------------------
Undertakings for Termination of Employee - Employer Relationship (2)                 (15,000)
------------------------------------------------------------------------------------------------
Future Payments                                                                      (12,197)
------------------------------------------------------------------------------------------------
TOTAL ECONOMIC VALUE                                                                 125,803
------------------------------------------------------------------------------------------------


(1)  Pessimistic Scenario
(2)  Assumption that only half shall be exercised due to conservative reasons

                                       13

                               ECONOMIC VALUE SPL



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[CONFIDENTIAL TREATMENT REQUESTED.]        [CONFIDENTIAL TREATMENT REQUESTED.]       [CONFIDENTIAL TREATMENT REQUESTED.]
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[CONFIDENTIAL TREATMENT REQUESTED.]        [Confidential treatment requested.]       [Confidential treatment requested.]
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[CONFIDENTIAL TREATMENT REQUESTED.]        [Confidential treatment requested.]       [Confidential treatment requested.]
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[CONFIDENTIAL TREATMENT REQUESTED.]        [Confidential treatment requested.]       [Confidential treatment requested.]
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[CONFIDENTIAL TREATMENT REQUESTED.]        [Confidential treatment requested.]       [Confidential treatment requested.]
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[CONFIDENTIAL TREATMENT REQUESTED.]                                                  [CONFIDENTIAL TREATMENT REQUESTED.]
------------------------------------------------------------------------------------------------------------------------------


                                       14

                        SPL HOLDINGS VALUE IN WORLD GROUP

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[Confidential treatment requested.]                   THOUSAND OF NIS
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[Confidential treatment requested.]         [Confidential treatment requested.]
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[Confidential treatment requested.]         [Confidential treatment requested.]
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[Confidential treatment requested.]         [Confidential treatment requested.]
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                                       15

                           ECONOMIC VALUE WORLD GROUP

--------------------------------------------------------------------------------
                                                       THOUSAND NIS
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[CONFIDENTIAL TREATMENT REQUESTED.]        [Confidential treatment requested.]
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[CONFIDENTIAL TREATMENT REQUESTED.]
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[CONFIDENTIAL TREATMENT REQUESTED.]        [Confidential treatment requested.]
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[CONFIDENTIAL TREATMENT REQUESTED.]        [Confidential treatment requested.]
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[CONFIDENTIAL TREATMENT REQUESTED.]        [Confidential treatment requested.]
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[CONFIDENTIAL TREATMENT REQUESTED.]        [CONFIDENTIAL TREATMENT REQUESTED.]
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                                       16

         WORLD GROUP - CONCENTRATION OF HELD COMPANIES -THOUSANDS OF NIS



------------------------------------------------------------------------------------------------------------------------------------
                          HOLDING   [CONFIDENTIAL TREATMENT  [CONFIDENTIAL TREATMENT [CONFIDENTIAL TREATMENT [CONFIDENTIAL TREATMENT
    NAME OF COMPANY     PERCENTAGE        REQUESTED.]              REQUESTED.]             REQUESTED.]             REQUESTED.]
------------------------------------------------------------------------------------------------------------------------------------

        SATCOM              42%     [CONFIDENTIAL TREATMENT  [CONFIDENTIAL TREATMENT [Confidential treatment [Confidential treatment
                                          REQUESTED.]              REQUESTED.]             requested.]             requested.]
------------------------------------------------------------------------------------------------------------------------------------
WORLD GROUP CONSULTING     100%     [CONFIDENTIAL TREATMENT  [CONFIDENTIAL TREATMENT [Confidential treatment [Confidential treatment
                                          REQUESTED.]              REQUESTED.]             requested.]             requested.]
------------------------------------------------------------------------------------------------------------------------------------
[CONFIDENTIAL TREATMENT                                      [CONFIDENTIAL TREATMENT                         [Confidential treatment
      REQUESTED.]                                                  REQUESTED.]                                     requested.]
------------------------------------------------------------------------------------------------------------------------------------
[CONFIDENTIAL TREATMENT                                                                                      [CONFIDENTIAL TREATMENT
      REQUESTED.]                                                                                                  REQUESTED.]
------------------------------------------------------------------------------------------------------------------------------------


* - [Confidential treatment requested.]

                                       17

     DETAILS OF PRINCIPAL COMPANIES VALUED AS PART OF THE VALUATION ESTIMATE

                                       18

                               SATCOM SYSTEMS LTD.

                                       19

                              THE COMPANY - GENERAL

o    Satcom Systems Ltd. ("Satcom") in active in the field of providing local and international communication services based on satellite communications and its center of operations is in Israel.

o    Satcom is held (in full chaining) 42% by World Group Holdings Ltd. of the
     Silverboim Group.

o    Satcom is a public company and is traded on the Tel Aviv Stock Exchange.

o    The operations of Satcom in the field of communication services is done through Gilat Satcom and Isratest, wholly owned subsidiaries under its control.

o    Satcom is a supplier of voice services and communications based on satellites communication. Satcom leases "space capacity" from suppliers of satellite "space segments" and sells to its clients satellite based communication on the basis of volume, time and type of traffic (data and voice).

o    In addition to the space segments purchased by Satcom and which it owns for the lease period, Satcom has infrastructure equipment which serves it in its operations.

o    The principal offices of Satcom are located in Petach Tiqva.

o    As of the end of the year 2004 Satcom employs approximately 50 employees.

                                       20

                               SATCOM'S OPERATIONS

o    Satcom provides communication services in three sectors of operations:

     o    LOCAL COMMUNICATION NETWORKS: these services are primarily intended for organizations which wish to have communications between the center of the organization to a large number of sites related to the organization which are geographically distant from the center of the organization and which are located in Israel.

     o    INTERNATIONAL DATA COMMUNICATIONS: as part of these operations Satcom provides links to the internet backbone to clients who are located abroad who are usually located in areas in which the terrestrial links to the internet is either limited or too expensive.

     o    INTERNATIONAL CONNECTIVITY: these services are intended for communication operators whom are located in foreign countries (today mostly in North America and Europe). These services allow the operators to transfer telephony (data and voice) to other
          communication operators throughout the world.

                                       21

                              RESULTS OF OPERATIONS

o    Following is a concentration of the operations results (in thousands of
     NIS) of Satcom for the first nine months of 2004 and 2003 and for all of
     2004*, 2003 and 2002

--------------------------------------------------------------------------------
                        1-9 2004%         1-9 2003%
--------------------------------------------------------------------------------
Revenue                  55,783         100%        38,039         100%
--------------------------------------------------------------------------------
Gross Profit             15,445         28%         10,485         28%
--------------------------------------------------------------------------------
Operational Profit       8,544          15%         4,605          12%
--------------------------------------------------------------------------------
Net Profit               7,182          13%         7,045          19%
--------------------------------------------------------------------------------
EBIDTA                   14,200         25%         9,600          25%
--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------
                        2004E*          %             2003%           2002%
-----------------------------------------------------------------------------------------------------------------

Sales                   75,971         100%          54,206           100%        21,832          100%
-----------------------------------------------------------------------------------------------------------------
Gross Profit            20,177          27%          15,012            28%         3,182           15%
-----------------------------------------------------------------------------------------------------------------
Operational Profit      10,796          14%           6,244            12%          (748)          -3%
-----------------------------------------------------------------------------------------------------------------
Net Profit               9,946          13%           8,574            16%       (10,576)         -48%
-----------------------------------------------------------------------------------------------------------------
EBIDTA                  18,342          24%          13,021            24%         3,578           16%
-----------------------------------------------------------------------------------------------------------------


* - Based on an estimate of Satcom regarding its results for the entire year 2004

* - The data of 2002 relates to a period of six months.

                                       22

                              RESULTS OF OPERATIONS

o    The principal points arising from the profit and loss data of Satcom are as follows:

     o    INCREASE IN REVENUE: the revenue of Satcom have increased by approximately 46.6% in the first nine months of 2004 compared to the equivalent period the previous year.

     o    The revenue of Satcom for the full year of 2004 is expected to increase by approximately 40% compared to the year 2003 and an increase of approximately 247% compared to 2002. The principal increase in revenue is a result of an increase in the revenue of
          Satcom from the international data communication operations (see sector analysis below)

     o    GROSS PROFIT MARGIN: the gross profit margin of Satcom for the years
          2003 and 2004 remained at a rate of approximately 27%-28% compared to
          15% in the year 2002. The principal reason for the increase in gross profit is as a result of the expansion of the operations of Satcom
          (there are economies of scale in the operations of Satcom) and a decrease in the prices of the space segments which are used for its activities.

     o    OPERATIONAL PROFIT MARGIN: the operational profit margin for the year
          2004 was 14% compared to approximately 12% for the year 2003 and compared to an operational loss in 2002. The increase in the operational profit of Satcom is a principally a result of the substantial increase in the revenues of Satcom and the improved gross profit.

                                       23

                                 SECTOR RESULTS

o    The following tables presents the revenue of Satcom (in thousands of NIS)
     in accordance with sectors of operations in the years 2002, 2003 and 2004*:



                                2004           %         DECEMBER 31, 2003        %        DECEMBER 31, 2002%
                                ----          ---        -----------------       ---       -----------------       ---

Local Communication Networks   12,915         17%             15,179             28%             9,902             45%
International Data
  Communications               48,621         64%             31,646             58%             8,833             40%
International Links            14,434         19%              7,381             14%             3,097             14%
------------------------------------------------------------------------------------------------------------------------
TOTAL                          75,971        100%             54,206            100%            21,832            100%
------------------------------------------------------------------------------------------------------------------------


The data of the year 2002 refer to a six months period.

o    The above table represents the rate of increase presented by Satcom's operation sectors in the years 2003 and 2004*

                                        DECEMBER 31, 2004*    DECEMBER 31, 2003
Local Communication Networks                   -15%                  53%
International Data Communications               54%                 258%
International Links                             96%                 138%

* - Based on Satcom's estimated as to its results for the full year of 2004.

                                       24

                                 SECTOR RESULTS

o    [Confidential treatment requested.]

o    [Confidential treatment requested.]

o    [Confidential treatment requested.]

o    [Confidential treatment requested.]

                                       25

                  OPERATIONAL PROFIT IN ACCORDANCE WITH SECTORS

o    The above table represents the operational profit, in thousands of NIS and in percentage (not including non attributed all sector expenses) of the operational sectors of Satcom between the years 2002 and the first six months of 2004:



                                                                         THOUSAND NIS
                                                SEPTEMBER 30, 2004     DECEMBER 31, 2003    DECEMBER 31, 2002*
                                                ------------------     -----------------    ------------------

LOCAL COMMUNICATION NETWORKS (THOUSAND NIS)          2,781                 6,239                 1,235
% OPERATIONAL PROFIT                                    30%                   41%                   12%
  INTERNATIONAL  DATA
COMMUNICATIONS (THOUSAND NIS)                       10,347                 7,492                 1,856
% OPERATIONAL PROFIT                                    30%                   24%                   21%
INTERNATIONAL CONNECTIVITY (THOUSAND NIS)              735                  (306)                 (69)
% OPERATIONAL PROFIT                                     6%                    -4%                   -2%


* - six months data

o    As may be noted in accordance with the above table, the field of local networks has suffered from decreased profits in the year 2004 - this as a result of a decrease in prices due to the fierce competition with local suppliers and specifically Bezeq.

o    The field of international communications has presented an improvement in profitability, resulting mainly from an increase in the scope of revenues
     (there is an advantage to economies of scale) and from improvement in the commercial conditions with the suppliers of "space segments" which are used by Satcom in its services.

o    The field of international links moved in the year 2004 from operational loss to profit as a result of an increase in the scope of revenues (there is an advantage to economies of scale) and an improvement in the commercial terms of Satcom with its suppliers.

                                       26

        QUALITY AND QUANTITATIVE CONSIDERATIONS IN THE VALUATION ESTIMATE

[CONFIDENTIAL TREATMENT REQUESTED.]

o    [Confidential treatment requested.]

o    [Confidential treatment requested.]

o    [Confidential treatment requested.]

                                       27

        QUALITY AND QUANTITATIVE CONSIDERATIONS IN THE VALUATION ESTIMATE

[CONFIDENTIAL TREATMENT REQUESTED.]

o    [Confidential treatment requested.]

o    [Confidential treatment requested.]

o    [Confidential treatment requested.]

o    [Confidential treatment requested.]

                                       28

                   VALUATION ESTIMATE OF SATCOM - METHODOLOGY

o    [Confidential treatment requested.]

o    [Confidential treatment requested.]

o    [Confidential treatment requested.]

o    [Confidential treatment requested.]

o    [Confidential treatment requested.]

o    [Confidential treatment requested.]

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                                       29

                       [CONFIDENTIAL TREATMENT REQUESTED.]

o    [Confidential treatment requested.]



                            [Confidential treatment    [Confidential treatment    [Confidential treatment    [Confidential treatment
                                  requested.]                requested.]                requested.]                requested.]
[Confidential treatment     [Confidential treatment    [Confidential treatment    [Confidential treatment    [Confidential treatment
requested.]                       requested.]                requested.]                requested.]                requested.]
[Confidential treatment     [Confidential treatment    [Confidential treatment    [Confidential treatment    [Confidential treatment
requested.]                       requested.]                requested.]                requested.]                requested.]
[Confidential treatment     [Confidential treatment    [Confidential treatment    [Confidential treatment    [Confidential treatment
requested.]                       requested.]                requested.]                requested.]                requested.]


[Confidential treatment requested.]

                                       30

                          SUMMARY OF VALUATION ESTIMATE

o    Following is a summary of the equity valuation of Satcom (in thousand US dollars):

                                                     Thousand US Dollars
Enterprise Value                             [CONFIDENTIAL TREATMENT REQUESTED.]

Excess of Debt / Cash                        [CONFIDENTIAL TREATMENT REQUESTED.]

EQUITY VALUE                                 [CONFIDENTIAL TREATMENT REQUESTED.]

                                       31

                                   FRANZ KALFF

                                       32

                              THE COMPANY - GENERAL

o    Franz Kalff ("Kalff") is a private German company, wholly owned by
     Robomatix Ltd. (which is approximately 60% held by Silverboim Holdings).

o    Kalff is active in the field of sale and marketing of first aid kits for cars, homes and offices.

o    Most of its products are marketed in Germany as a result of mandatory standard which requires that each car have a first aid kit. Most of its sales are to retailers and the car industry.

o    Kalff has approximately 17 permanent employees.

                                       33

                               KALFF'S OPERATIONS

o    The main product of Kalff is first aid kits for cars.

o    In Germany and Austria there is a mandatory standard which requires that all cars have a first aid kit. The requirement sets both the existence of a first aid kit in a car as well as the specifications of the kit (which items such kit must include).

o    Kalff is active is planning and design of the kit directly with the car manufacturers or the purchasing entities of the car manufacturers.

o    The validity of the kit is for five years. The German standard is updated every few years and therefore the car manufacturers are required to purchase new kits for their cars and all car owners are required to change the kit they hold. During such years the sales of Kalff enjoy a one time increase.

o    In addition to selling first aid kits Kalff sells: warning suits, warning triangles, reflex products, other products (trade).

Clients of Kalff and Distribution
---------------------------------

o    Kalff does not sell its products to the end user (the car owner). Its principal clients are:

     o    Retail chains which provide the kits to the car manufacturers and distributors

     o    Car manufacturers and distributors.

o    Among the principal clients of Kalff are:

     o    In the car sector - BMW, Ford, Audit

     o    Retail sector - Aldi, Metro, REWE, JJL (Spain)

                                       34

Market:
-------

The market of first aid kits for cars in Germany is estimated at approximately euro 50 million. As of today Kalff holds approximately 30% in the field of first aid kits for cars in Germany.

                                       35

                              RESULTS OF OPERATIONS

o    Following is a concentration of Kalff's operations (in thousand $) for the first nine months of 2004 and 2003 and for all of 2004, 2003 and 2002

--------------------------------------------------------------------------------
                        1-9 2004%           1-9 2003%
--------------------------------------------------------------------------------
Sales                    14,141            100%           9,962           100%
--------------------------------------------------------------------------------
Gross Profit              3,078           21.8%           2,177          21.9%
--------------------------------------------------------------------------------
Operational Profit        1,262              9%             394             4%
--------------------------------------------------------------------------------
EBIDTA                    1,298              9%             702             7%
--------------------------------------------------------------------------------
Net Profit                  798              6%             657             7%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      2004E*     %       2003%       2002%
--------------------------------------------------------------------------------
Sales                 18,750     100%    12,415   100%    8,704     100%
--------------------------------------------------------------------------------
Gross Profit          4,081      22%     2,713    22%     1,993     23%
--------------------------------------------------------------------------------
Operational Profit    1,673      9%      459      4%      392       5%
--------------------------------------------------------------------------------
EBIDTA                1721.1     9%      987      8%      958       11%
--------------------------------------------------------------------------------
Net Profit            1,556      8%      931      8%      757       9%
--------------------------------------------------------------------------------

* - Based on an estimate of Kalff regarding its results for the entire year 2004

                                       36

                              RESULTS OF OPERATIONS

o    The principal issues rising from the results of Kalff are presented below:

     o    Increase in Sales: Between 2002-2004 Kalff presented substantial growth in its sales. The following table presents the rates of increase in sales based on income in euro (the currency in which Kalff works - this was done in order to neutralize the effect of the exchange rates):

                                                2004                 2003
                                                ----                 ----
          % Increase in Sales                    29%                  18%

          This growth was achieved due to increase in local sales (first aid kits) as well as due to an increase in export sales of first aid kits, accompanying products and other trade products.

     o    Gross Profit Margin: Kalff presented in the past years a steady rate of gross profit of approximately 21%-22%. The steady rates of gross profit are a result of the nature of the operations of Kalff, as a commercial company which operates on a fixed margin between cost of purchase of the products its sells and the price of such products for the end user.

          The stability in the rates of the gross profit is obtained by directing part of the purchases of different products of Kalff to developing third world countries in which the prices are lower in order to setoff a trend of erosion of the price for the kits sold by
          Kalff.

     o    Operational Profit Margin: The most substantial improvement in the financial results of Kalff was in the operational profit. This improvement is a result of an increase in the scope of sales of Kalff and a more steady increase in the marketing and sales expenses and

                                       37

          re-organizations steps which reduced the overhead of Kalff which is expressed mostly by management costs and its general expenses. This trend was most expressed in 2004 (based on actual results for the first nine months of the year and the estimates of Kalff regarding results for the year 2004 in its entirety)

     o    Following is a table which presents the divisions of sales of Kalff in the past years pursuant to local sales (Germany) and export sales:

--------------------------------------------------------------------------------
      YEAR       SEPTEMBER 2004       2003         2002        2001        2000
--------------------------------------------------------------------------------
SALES                 100%            100%         100%        100%        100%
--------------------------------------------------------------------------------
LOCAL SALES            83%             82%          81%         88%         90%
--------------------------------------------------------------------------------
EXPORT                 17%             18%          19%         12%         10%
--------------------------------------------------------------------------------

     o    As can be seen from the above table, Kalff has increased its export sales in the past years on account of local sales. This trend is one of the principal components of the growth strategy of Kalff since the
          German market in which it is active (the market of first aid kits for cars) has relatively moderate growth rates and Kalff already holds a substantial part of such market (approximately 30%).

     o    The success of Kalff in penetrating new markets, specifically in
          Europe, in the field of first aid kits (mostly dependent on changes to regulations) and other products fields is expressed in an increase in
          Kalff's revenues in the past two years.

                                       38

        QUALITY AND QUANTITATIVE CONSIDERATIONS IN THE VALUATION ESTIMATE

STRENGTHS AND OPPORTUNITIES
---------------------------

o    A leading position in the German market which is expressed in a market share of approximately 30% in the German market of first aid kits for cars.

o    Exclusivity agreement with part of the car manufacturers in Germany and a number of leading retail chains.

o    Financial firmness (ratio of capital to balance of approximately 50% and a financial debt of only approximately $500,000).

o    Kalff is presenting an improvement of its operational profit rates.

o    Kalff is presenting a growth in export sales, a fact that reduces part of its dependability on the relatively limited German market.

o    Kalff is presenting in the past years growth rates of approximately 10% per year on average and in the year 2004 the growth of sales is expected to be approximately 29%.

o    If there are changes to the regulations in Europe in the field of security accessories for the car and first aid kits to cars new significant markets shall be opened to Kalff.

o    The distribution configuration of Kalff forms a lever for sales of additional products. The existing platform of Kalff allows it high rates of profitability on new products with which it enters the market.

                                       39

o    Kalff purchases part of the raw materials for its products in the Far East
     (mostly those products that are not required to be sterile) a fact that reduces its costs. An increase of low cost purchases shall improve its profitability.

WEAKNESSES AND THREATS
----------------------

o    Kalff is highly dependent on one product.

     Since Kalff acts only as a distributor, it does not hold substantial know how or proprietary rights in its field of activity.

o    The increase demonstrated by Kalff in export sales is still too low to form a substantial growth mechanism for Kalff. This fact stresses its dependability on the German market which is relatively limited (the market for first aid kits in Germany is approximately euro 50 million per year).

o    The exclusivity agreements of Kalff are for relatively short periods of time from a year and up to three years. Losing part of this agreement may hurt Kalff.

o    The field of operations of Kalff is not of high entrance barriers
     (technologically and capital wise).

o    The market is competitive with a differentiation based mostly on price.

o    As a result of the competitions there is an erosion trend in the prices of the kits.

o    A delay in regulation in the field of operations of Kalff in additional countries in Europe shall affect its future growth.

                                       40

                     KALFF VALUATION ESTIMATE - METHODOLOGY

o    The valuation estimate of Kalff was done in the multiplier approach.

o    To perform the estimate a forecast of cash flow for the year 2005 was conducted - which served as the representative year for Kalff's operations.

o    The multiplier used for the valuation of the operations of Kalff is 8.

o    The representative sales were assumed by us at a rate of euro 15 million
     (the expected revenues for this year and the year 2005 - in accordance with forecasts provided to us)

o    The rate of gross profits assumed by us is 22% - similar to the profits in the past years - and which, to our estimate, represents the gross profit rate for the long term.

o    The rate of representative operational profit assumed is 9.5% and this based on the operational profit Kalff presents for the year 2004 (after steps of reorganization taken by it).

o    The tax rate we assumed is 38.5% which is the effective tax rate that applies to Kalff.

o    We assumed that in the representative year for the long term the investment rate in the working capital shall be 0%.

o    We assumed that in the representative year the capital investments are equal to the depreciation.

                                       41

                        SUMMARY OF CASH FLOW ASSUMPTIONS

Following is a concentration of the assumptions of the cash flow and the representative operational cash flow which is derived from it:

--------------------------------------------------------------------------------
                                                         REPRESENTATIVE YEAR
--------------------------------------------------------------------------------
              Sales (thousand euros)                           15,000
--------------------------------------------------------------------------------
               Rate of Gross Profit                              22%
--------------------------------------------------------------------------------
            Rate of Operational Profit                           9%
--------------------------------------------------------------------------------
                     Tax Rate                                   38.5%
--------------------------------------------------------------------------------
 REPRESENTATIVE OPERATIONAL FLOW (THOUSAND EUROS)                830
--------------------------------------------------------------------------------

                                       42

                            SUMMARY OF VALUE ESTIMATE

Following is a summary of the equity value estimate of Kalff (in thousand euros):

--------------------------------------------------------------------------------
                                                              THOUSAND OF EUROS
Operational Value                                                   6,642
Cash balance / debt (September 30, 2004)                             170
EQUITY VALUE                                                        6,812
--------------------------------------------------------------------------------

                                       43

                              WORLD GROUP HOLDINGS

                                       44

                            WORLDWIDE CONSULTING INC.

                                       45

                  DESCRIPTION OF THE COMPANY AND ITS OPERATIONS

o    WorldWide Consulting Inc. ("Inc.") is a private company wholly owned by
     WorldGroup Holdings Ltd.

o    Inc. in active in the field of development and marketing of software components and software solutions intended fro the group insurance industry and the commercial insurance industry.

o    The clients Inc. are large insurance firms and Inc. provides its clients with software solutions in all matters relating to group insurances provided by them.

o    The solutions Inc. provides are in the field of data processing and management of all aspects relating to group insurance, commencing at the stage of pricing and formalization of price offers, management and expenses of policies, underwritings of sub insurers, management of premium obligations and collections and handling of claims of insured persons.

o    The solutions of Inc. are provided both by updating existing systems of clients for new demands and by providing new full solutions which are developed separately per the needs of the client.

o    Most of the revenues of Inc. (approximately 95%) are in consideration for development, updating and integration of software tools.

o    Inc. has, as of November 2004, approximately 80 employees.

                                       46

                          SUMMARY OF FINANCIAL RESULTS

o    Following is a summary of the financial results of Inc. (in thousand of US dollars) between the years 2002- 2004:



                          [CONFIDENTIAL       [Confidential      [CONFIDENTIAL    [Confidential     [CONFIDENTIAL     [Confidential
                            TREATMENT           treatment          TREATMENT        treatment         TREATMENT         treatment
                            REQUESTED.]         requested.]       REQUESTED.]*      requested.]      REQUESTED.]*       requested.]

REVENUES                  [Confidential       [Confidential      [Confidential    [Confidential     [Confidential     [Confidential
                            treatment           treatment          treatment        treatment         treatment         treatment
                           requested.]         requested.]        requested.]      requested.]       requested.]       requested.]

GROSS PROFIT              [Confidential       [Confidential      [Confidential    [Confidential     [Confidential     [Confidential
                            treatment           treatment          treatment        treatment         treatment         treatment
                           requested.]         requested.]        requested.]      requested.]       requested.]       requested.]

OPERATIONAL PROFIT        [Confidential       [Confidential      [Confidential    [Confidential     [Confidential     [Confidential
                            treatment           treatment          treatment        treatment         treatment         treatment
                           requested.]         requested.]        requested.]      requested.]       requested.]       requested.]


* - [Confidential treatment requested.]

o    [Confidential treatment requested.]

o    [Confidential treatment requested.]

                                       47

                         VALUATION ESTIMATE OF WORLDWIDE

o    WorldGroup Holdings Ltd. reported in its prospectus dated November 2004 and in immediate reports to the Tel Aviv Stock Exchange of later dates (during
     December 2004) of a purchase transaction in which Inc. is involved.

o    Pursuant to the said reports Inc. entered into an agreement for the purchase of all the rights of Taliant Software LLP, a US partnership active in the field of business of Inc.

o    Pursuant to the outline of the transaction, Inc. is to purchase all the rights in consideration of $20 million to be paid by Inc. to the shareholders of Taliant in the following manner:

     o    $5 million in cash

     o    $6 million in debt to be paid in installments

     o    Royalties to be paid during 2005-2007 in accordance with the increase in the scope of operations of the two merging companies which amount shall not exceed approximately $3.8 million.

     o    The balance shall be paid by issuance of 17% of the shares of Inc. to the shareholders of Taliant.

o    [Confidential treatment requested.]

o    [Confidential treatment requested.]

                                       48

o    Following is the calculation used in the valuation estimate:

                                           [CONFIDENTIAL TREATMENT REQUESTED.]
[Confidential treatment requested.]        [Confidential treatment requested.]
[Confidential treatment requested.]        [Confidential treatment requested.]
[Confidential treatment requested.]*       [Confidential treatment requested.]
[Confidential treatment requested.]        [Confidential treatment requested.]
[Confidential treatment requested.]        [Confidential treatment requested.]
[Confidential treatment requested.]        [Confidential treatment requested.]
[Confidential treatment requested.]        [Confidential treatment requested.]
[Confidential treatment requested.]        [Confidential treatment requested.]
--------------------------------------------------------------------------------
[Confidential treatment requested.]        [Confidential treatment requested.]
--------------------------------------------------------------------------------
[Confidential treatment requested.]        [Confidential treatment requested.]
--------------------------------------------------------------------------------
[Confidential treatment requested.]        [CONFIDENTIAL TREATMENT REQUESTED.]

                       [CONFIDENTIAL TREATMENT REQUESTED.]

* [Confidential treatment requested.]

                                       49

                                 TADIRAN TELECOM

                                       50

                                     GENERAL

Following are the principals of the estimate value of Tadiran

                                       51

                   PROFIT AND LOSS PROFORMA FOR THE YEAR 2003

o    Following is a profit and loss proforma report for the year 2003 which is detailed in accordance with accounting forms. As detailed the profit and loss proforma report for the year 2004 is based in terms of costs on the
     2003 proforma report plus a certain growth percentage and plus the one time expenses at the rate of $300,000. It should be stressed that the expenses were not necessarily classified to the principal titles as is customary in accordance with generally accepted accounting rules.

                                       52

                   PROFIT AND LOSS PROFORMA FOR THE YEAR 2003

                        PROFIT AND LOSS PROFORMA DETAILED

                                                 Thousand US Dollars
                                                 -------------------
Income                                                  21,035
Cost of Sales:
Work                                                    3,477                17%
Materials (Service)                                      625                  3%
Materials (Sales)                                       7,230                34%
Expenses industry                                        382                  2%
Accompanying expenses and others                        1,320                 6%
--------------------------------------------------------------------------------
Total Sales Cost                                       13,034                62%
--------------------------------------------------------------------------------
Operational Profit                                      8,001                38%

General and administrative expenses
wages, salaries and accompanying expenses                926                  4%
Professional services                                     60                0.3%
Office expenses and car maintenance                      111                  1%
Doubtful debts                                           105                  1%
--------------------------------------------------------------------------------
Total managements and others                            1,202                 6%
--------------------------------------------------------------------------------

Sales and marketing expenses
wages, salaries and accompanying expenses               1,655                 8%
Advertising                                              500                  2%
Others                                                    11                  0%
--------------------------------------------------------------------------------
Total Sales and Marketing Expenses                      2,166                10%
--------------------------------------------------------------------------------
Operational Profit                                      4,632                22%
--------------------------------------------------------------------------------
Others (one time)                                        300                  1%
Operational Profit After one time expenses              4,332                21%

                                       53

                 PRINCIPALS OF METHODOLOGY OF VALUATION ESTIMATE

o    The valuation estimate was performed in the DCF method (Discounting Cash
     Flow).

o    The basis of the estimation are the 2003 results under the assumption of stand alone purchase - as detailed in the profit and loss proforma report.

o    Salaries Cost - the valuation is based on the existing salaries cost. In our estimate a number of scenarios regarding streamlining of salaries expenses were reviewed by changing employees and payment of a security net for such employees as further detailed.

o    The cost of capital used in our estimate is 12%.

o    In order to calculate the tax obligations it was assumed that the purchaser has accumulated losses at a scope which is higher than the expected profits from the new company and therefore no tax will be imposed on such profits.
     It was also assumed that in such transaction goodwill be created in an amount of approximately $10 million which shall be recognized for tax purposes only and shall be added to the accumulated losses of the purchaser taking into account the assumed tax obligation of 0 in the valuation estimate forecast.

                                       54

               THE PRINCIPAL PARAMETERS OF THE VALUATION ESTIMATE

o    The expected growth rates in the ports market.

o    The effect of the BezeqCall - NewCall transaction on the income of Tadiran from BezeCall and the contract prices with BezeqCall.

o    Estimate of the additional expenses (additional expenses for stand alone purchase, standard guarantee cost and leasing, cost of social "security net", return equity required).

o    NIS data was translated into US dollars at an exchange rate of 4.5.

                                       55

     PRINCIPAL OPERATIONAL COMMERCIAL ASSUMPTIONS IN THE VALUATION ESTIMATE

o    For purposes of the valuation estimate we have assumed two principal scenarios in the commercial - operational field:

1.   "AS IS" CONSERVATIVE SCENARIO - in this scenario we have assumed a one time substantial decrease in the contract scope with BezeqCall (as a result of the BezeqCall - NewCall transaction) (without a reduction in the prices of the remaining ports) as well as a moderate increase in the annual number of ports of Tadiran.

2.   "AS IS" OPTIMISTIC SCENARIO - in this scenario we have assumed that an agreement will be reached between Tadiran and BezeqCall which will leave the number of ports (and their price) as it is today. In addition, in this scenario a higher rate of growth was assumed in the number of ports of
     Tadiran than in the conservative scenario.

                                       56

     PRINCIPAL OPERATIONAL COMMERCIAL ASSUMPTIONS IN THE VALUATION ESTIMATE



                                            AS IS Conservative Scenario        AS IS Optimistic Scenario

MARKET ASSUMPTIONS
Rate of increase of port numbers                                     3%                               5%
INCOME ASSUMPTIONS
Rate of decrease in BezeqCall ports                                 33%                               0%


                                       57

   ASSUMPTIONS OF THE VALUATION ESTIMATE RELATING TO STREAMLINING OF MANPOWER

In the valuations estimate we have assumed three scenarios relating to manpower:

1.   IMMEDIATE LAYOFFS: The manpower shall be replaced in its entirety upon the commencement of operations of the company with new manpower, of the same numbers and functionality and at an average salary cost per employee which is approximately 30% lower than that in existence and this in accordance with the customary market prices in the field. Under this scenario the entire "security net" shall be exercised in the first year of activity of
     Tadiran. The savings on salaries cost shall be expressed in Tadiran's value over the years of the forecast and thereafter.

2.   LAYOFFS OVER A PERIOD OF FOUR YEARS: The manpower shall be replaced in its entirety gradually over the first four years of activity of Tadiran (in equal parts) with manpower whose average salary cost shall be approximately
     30% lower that that in existence today. Simultaneously, each year the proportionate part of the "security net" shall be paid. The savings on salaries cost shall be expressed in Tadiran's value over the years of the forecast and thereafter.

3.   NO LAYOFFS: The existing manpower shall not be replaced and the high salaries cost of Tadiran shall remain as it is today. Since there will be no layoffs the "security net" shall not be exercised and therefore its cost shall not be included as a financial obligation in the valuation estimate.

                                       58

                               VALUE OF OPERATIONS

Following is the value of operations (in thousand US dollars) of the services unit which is received under the different scenarios:



                                                           Commercial Scenario

                                       AS IS Conservative Scenario      AS IS Optimistic Scenario

1. Immediate layoffs                                        41,365                         58,378

2. Layoffs over a four year period                          40,340                         57,153

3. No Layoffs                                               34,273                         49,905


In the valuation estimate of Silverboim, we have used the operational value received in the most pessimistic valuations, approximately $34 million, form which we deducted approximately half of the "security net" (NIS 15 million).

                                       59

                            VALUATION ESTIMATE POLGAT

                                       60

[Confidential treatment requested.]

o    [Confidential treatment requested.]

o    [Confidential treatment requested.]

                                       61

[Confidential treatment requested.]

[Confidential treatment requested.]

                                       62

DISCLAIMER OF GIZA, SINGER, EVEN LTD.

In arriving at out opinion (the "Opinion") as set forth in this presentation, we have used publicly available information and information made available to Giza
Singer Even. In preparing this opinion, Giza Singer Even Ltd. (GSE) has relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources, as well as information which was provided to Giza Singer Even by or on behalf of Silverboim or which was otherwise reviewed by Giza Singer Even, including any statements with respect to projections on which such statements were based.

Neither Silverboim`s auditors nor any other independent accountants have compiled, examined or performed any procedures with respect to the financial projections contained herein, if any, nor have they expressed any opinion or given any form of assurance on such information or its achieved results. This presentation is not a guarantee of performance. It involves risks, uncertainties and assumptions. The future financial results and stockholder value of
Silverboim may materially differ from those expressed in this presentation due to factors that are beyond anyone's ability to control or predict. We cannot assure you that Silverboim's future financial results will not materially vary from this presentation and we do not intend to update or revise this presentation. GSE does not offer an opinion regarding the market value of
Silverboim. Silverboim has agreed to indemnify us for certain liabilities that may arise out of the rendering of the rendering of the Opinion set forth in this presentation